Exhibit 99.1

Allegheny Technologies Announces Titanium and Specialty Plate Facility Expansion

    PITTSBURGH--(BUSINESS WIRE)--Jan. 17, 2007--Allegheny Technologies Incorporated (NYSE:ATI) announced that its Board of Directors has approved the expansion of the Company's titanium and specialty plate facility located in Washington, PA. The purpose of the capital project is to meet growing demand from the aerospace and defense, chemical process industry, oil and gas, and electrical energy markets. ATI expects this investment to be approximately $60 million with completion planned for the second quarter 2008.

    "Expanding our titanium and specialty plate capabilities balances our production flow with our previously announced titanium sponge, titanium melt, and nickel-based alloy melt growth projects," said Patrick Hassey, Chairman, President and Chief Executive Officer of Allegheny Technologies. "The expected return on this self-funded growth investment is very attractive.

    "ATI's long-term titanium supply agreement in the aerospace airframe market and projected growth in demand from the defense market and from markets vital to building and rebuilding the global infrastructure make this project a necessity to achieving our strategic growth objectives. Together, these markets provide exciting growth prospects for our titanium and titanium alloy, duplex alloy, superaustenitic alloy, nickel alloy, zirconium alloy, and stainless steel plate products."

    The titanium and specialty plate capital project includes increasing reheat furnace, annealing, and flattening capacity at ATI's existing plate mill. In addition, ATI's plate size capabilities are being expanded and significant productivity improvements are being made.

    In addition to titanium and titanium alloys, ATI's specialty plate products include duplex alloys, superaustenitic alloys, nickel-based alloys, zirconium alloys, armor plate, and common austenitic stainless grades. Plate is a flat-rolled mill product that is 3/16 inch (4.76 mm) thick, or greater, and over 10 inches (254 mm) wide.

    This news release contains forward-looking statements that are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve, including the aerospace and defense, chemical process industry, oil and gas, electrical energy, construction and mining, automotive, and other markets; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management, including those anticipated from strategic investments and the integration of acquired businesses, whether due to significant increases in energy, raw materials or employee benefits costs, or other factors; (d) volatility of prices and availability of supply of the raw materials that are critical to the manufacture of our products; and (e) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2005, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

    Building the World's Best Specialty Metals Company(TM)

    Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $4.4 billion during the most recent four quarters ending September 30, 2006. ATI has approximately 9,300 full-time employees world-wide who use innovative technologies to offer growing global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, grain-oriented silicon electrical steel and tool steels, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.

    CONTACT: Allegheny Technologies Incorporated
             Dan L. Greenfield, 412-394-3004